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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       -----------------------------------

DATE OF REPORT:   SEPTEMBER 1, 2005
DATE OF EARLIEST EVENT REPORTED:    AUGUST 31, 2005

                               COMMSCOPE, INC.
            (Exact name of registrant as specified in its charter)


       DELAWARE                      1-12929                    36-4135495
    (State or other          (Commission File Number)        (I.R.S. Employer
    jurisdiction of                                           Identification
    incorporation)                                                Number)
                            1100 COMMSCOPE PLACE, SE
                                  P.O. BOX 339
                          HICKORY, NORTH CAROLINA 28602

                         (Address of principal executive
                                    offices)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     This Current Report on Form 8-K includes forward-looking statements that are based on information currently available to management and management's beliefs, as well as on a number of assumptions concerning future events. These forward-looking statements are identified, including without limitation, by their use of such terms and phrases as "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projects," "projected," "projections," "plans," "anticipates," "anticipated," "should," "think," "thinks," "designed to," "foreseeable future," "believe," "believes" and "scheduled" and similar expressions. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause the actual results to differ materially from those currently expected. For a more detailed description of the factors that could cause such a difference, please see CommScope, Inc.'s ("CommScope's") filings with the Securities and Exchange Commission. In providing forward-looking statements, CommScope does not intend, and is not undertaking any obligation or duty, to update these statements as a result of new information, future events or otherwise.

Item 2.05.  Costs Associated with Exit or Disposal Activities.
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     On August 31, 2005, the Board of Directors of CommScope adopted global manufacturing initiatives (the "Initiatives"). The purpose of the Initiatives is to reduce costs by improving manufacturing efficiency and to enhance CommScope's long-term competitive position. Implementation of the Initiatives includes improving the efficiency of certain manufacturing processes, shifting production among CommScope's global facilities and the expected closing of a manufacturing facility in Scottsboro, Alabama in late 2006. Implementation of the Initiatives is expected to be completed by early 2007.

     The principal restructuring costs expected to be incurred in connection with the implementation of the Initiatives are for equipment relocation, employee-related expenses and impairment charges related to equipment that will no longer be needed. The pretax cost of the equipment relocation is expected to be $6 to $8 million. The pretax cost of the employee-related costs (including severance pay and related fringe benefits) is expected to be $10 to $12 million. The pretax cost of the impairment charges related to equipment that may no longer be needed is expected to be $22 to $25 million.

     The total pretax restructuring charges expected as a result of the Initiatives are projected to be $38 to $45 million. CommScope expects that most of the equipment impairment charges will be recognized in the third quarter of 2005 and that most of the other expenses will be recognized between October 2005 and June 2006. The incremental pretax cash cost of the Initiatives is projected to be approximately $16 to $20 million, with the cash outlays expected to continue through the middle of 2007. CommScope does not expect a significant overall increase in capital spending, but does anticipate additional capital spending of approximately $10 to $12 million during the next 18 months to support the implementation of the Initiatives.

     Annualized pretax savings resulting from the Initiatives are projected to be $35 to $40 million once the Initiatives are fully in place.
Approximately $15 to $20 million of these pretax savings are expected during 2006, primarily in the second half of the year. The timing of

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implementation of the Initiatives will be dependent on issues encountered during implementation and future business conditions, including sales volumes and seasonality. The actual costs and benefits may differ from the projected estimates as a result of a number of uncertainties including business conditions, sales volumes, pricing, seasonality and the disposition of excess real estate assets, among others.

Item 7.01.  Regulation FD Disclosure.
            ------------------------

     On September 1, 2005, CommScope issued a press release announcing the adoption of the Initiatives. A copy of this press release is attached hereto as Exhibit 99.1 pursuant to Item 7.01 of this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.
            ---------------------------------

            (c)  Exhibit   Description
                 -------   -----------

                 99.1 CommScope, Inc. press release announcing the adoption of global manufacturing initiatives, dated September 1, 2005.




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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



      Dated:  September 1, 2005


                                   COMMSCOPE, INC.


                                   By: /s/ Jearld L. Leonhardt
                                      ----------------------------
                                       Jearld L. Leonhardt
                                       Executive Vice President and Chief
                                       Financial Officer


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                             Index of Exhibits

Exhibit No.                     Description
-----------                     -----------
 99.1 CommScope, Inc. press release announcing the adoption of global manufacturing initiatives, dated September 1, 2005.